UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2014

DTS8 COFFEE COMPANY, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu
Jiangqiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  011-86-18101819011

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2014, DTS8 Coffee Company, Ltd. (the “Company”) issued a press release announcing that Alexander Liang, a current director of the Company, was appointed as the new chairman of its Board of Directors effective May 6, 2014. Mr. Liang was appointed as a director of the Company on January 20, 2012, and succeeds Mr. Sean Tan, the current chief executive officer and controlling shareholder of the Company, as chairman.

As of the date of this report, Mr. Liang owns 500,000 shares of common stock of the Company which he acquired on April 23, 2014. The Company has not entered into any material plan, contract or arrangement with Mr. Liang relating to his services as chairman, and there are no other direct or indirect transactions between Mr. Liang and the Company since the beginning of the last fiscal year, or any currently proposed transactions, which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

During the past five years Mr. Liang has not been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2014

DTS8 Coffee Company, Ltd.

(Registrant)

/s/ Sean Tan

Sean Tan

President